UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2016 (July 8, 2016)

CELLULAR BIOMEDICINE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36498	86-1032927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19925 Stevens Creek Blvd., Suite 100 Cupertino, California	95014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (408) 973-7884

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2016, the board of directors (the “Board”) of Cellular Biomedicine Group, Inc. (the “Company”) elected Dr. Hansheng Zhou as a non-executive director of the Company, effective immediately. The Board will nominate Dr. Zhou to be elected as a Class I director at the 2016 annual meeting of shareholders of the Company for a three-year term.

Dr. Zhou is a well-respected and seasoned executive with over 28 years of experience in the science and technology industries in China. He currently serves as Chief Executive Officer and Chairman of Wuhan Dangdai Science & Technology Industries Group Co., Ltd. (“Wuhan Dangdai”), a China based privately held conglomerate with a substantial medical and pharmaceutical portfolio in China. Dr. Zhou previously served as Chief Financial Officer and Managing Director of Wuhan Humanwell Healthcare Group Co., Ltd. He holds a bachelor’s degree in Cell Biology and masters in Animal Biology from Wuhan University and has also earned his PhD degree in Applied Chemistry from Beijing Institute of Technology.

Pursuant to the Board's standard compensation policy for non-executive directors, Dr. Zhou is entitled to a monthly fee of $1,667 and will also receive a non-qualified stock option to purchase 5,300 shares of the Company’s common stock, par value $0.001, under the Company’s 2014 plan with an exercise price of $16 per share and full vesting on the one year anniversary of the grant.

No family relationships exist between Dr. Zhou and any of the Company's other directors or executive officers. There are no arrangements between Dr. Zhou and any other person pursuant to which Dr. Zhou was nominated as a director. As previously disclosed in a Current Report on Form 8-K on April 20, 2016, Wuhan Dangdai, through its wholly owned subsidiary Dangdai International Group Co., invested $43.1 million in the Company (the “Financing”). Dangdai International Group Co. is a major shareholder of the Company. Other than the Financing, there are no transactions to which the Company is or was a participant and in which Dr. Zhou has a material interest subject to disclosure under Item 404(a) of Regulation S-K.
A copy of the press release announcing Dr. Zhou’s appointment is attached hereto as Exhibit 99.1.
Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Press Release, dated July 12, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellular Biomedicine Group, Inc.

Date: July 14, 2016	By:	/s/ Bizuo (Tony) Liu
Bizuo (Tony) Liu Chief Executive Officer